Prospectus Supplement No. 1 Filed Pursuant to Rule 424(b)(3)

(to Prospectus Dated October 27, 2016) Registration No. 333-211289

Umatrin Holding Limited

100,000,000 Shares of Common Stock

This prospectus supplement no. 1 supplements the prospectus dated October 27, 2016, which forms a part of our registration statement on Form S-1 (Registration Statement No. 333-211289) relating to the sale of up to 100,000,000 shares of our common stock at a fixed price of $.02 per share.

This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the prospectus with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 15, 2016 (the “Report”). Accordingly, we have attached the Report to this prospectus supplement.

This Prospectus Supplement also includes information set forth in our Form 8-K filed by the Company with the Securities and Exchange Commission on January 12, 2017 and March 15, 2017. The Form 8-Ks are attached hereto.

The attached information amends and supplements certain information contained in the prospectus. This prospectus supplement is not complete without, and should not be delivered or utilized, except in conjunction with the prospectus, including any supplements and amendments thereto. You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto.

Our common stock is currently listed on the OCTQB under the symbol “UMHL.” On March 27, 2017, the last reported sale price of our common shares on the OTCQB was $0.09 per share. Our stock is thinly traded and there is no active trading market developed for our shares of common stock.

Investing in our common stock involves risks. You should carefully consider the risk factors for our business, our industry and our securities, which begin on page 1 of the prospectus, as well as any updates to such risk factors included in any supplements and amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 28, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2016

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to __________

Commission file number: 333-211289

UMATRIN HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Delaware	87-0814235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

315 Madison Ave 3rd Floor PMB #3050 New York City, NY	10017
(Address of principal executive offices)	(Zip Code)

(866)-874-4888

Registrant's telephone number, including area code

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 11, 2016, the registrant had 158,319,000 shares of common stock, $0.0001 par value per share, issued and outstanding.

UMATRIN HOLDING LIMITED

FORM 10-Q

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2016

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PART I - FINANCIAL INFORMATION

The following unaudited interim financial statements of Umatrin Holding Limited. (referred to herein as the "Company," "we," "us" or "our") are included in this quarterly report on Form 10-Q:

Umatrin Holding Limited.

September 30, 2016 and 2015

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UMATRIN HOLDING LIMITED
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$37,846	$174,113
Inventory	16,655	88,957
Deferred tax assets	10,423	9,991
Prepaid tax	56,110	-
Due from related parties	165,852	81,039
Other receivables and deposits	47,334	45,373
Total Current Assets	334,220	399,473
Property and equipment, net	1,461,385	1,423,002
Total Assets	1,795,605	1,822,475

Liabilities
Current Liabilities
Accounts payable and accrued expenses	111,955	148,658
Due to related parties	812,480	678,668
Income tax payable	-	1,441
Other payables	6,559	52,862
Term loan payable-current portion	43,330	41,535
Total Current Liabilities	974,324	923,163
Term loan payable-long term	495,966	480,228
Total Liabilities	1,470,290	1,403,391

Equity
Umatrin Holding Limited Stockholders' Equity
Preferred stock: 10,000,000 authorized; $0.00001 par value
0 and 0 shares issued and outstanding	-	-
Common stock: 500,000,000 authorized; $0.00001 par value
158,319,000 shares issued and outstanding	1,583	1,583
Additional paid in capital	2,678,550	2,654,298
Accumulated deficits	(2,336,743)	(2,207,775)
Accumulated other comprehensive loss	(115,112)	(133,465)
Total Umatrin Holding Limited Stockholders' Equity	228,278	314,642
Non-controlling interest	97,038	104,443
Total Equity	325,316	419,084

Total Liabilities and Stockholders Equity	$1,795,605	$1,822,475

See accompanying notes to financial statements

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UMATRIN HOLDING LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015

Sales	$303,173	$708,052	$1,375,641	$2,560,546
Cost of sales	111,280	263,708	277,731	524,393
Gross margin	191,893	444,344	1,097,910	2,036,153
			80%	80%
Operating expenses
Selling, general & administrative expenses	343,244	1,442,202	1,156,437	2,992,863
Total operating expenses	343,244	1,442,202	1,156,437	2,992,863

Loss from operations	(151,351)	(997,858)	(58,527)	(956,710)

Other income (expenses)
Interest expense	(19,195)	-	(48,519)	(1,785)
Total other income (expenses)	(19,195)	-	(48,519)	(1,785)

Net loss before income taxes	(170,546)	(997,858)	(107,046)	(958,495)

Provision of income taxes	(139)	16,126	(33,916)	-

Net loss	(170,685)	(981,732)	(140,962)	(958,495)

Net loss attributable to the noncontrolling interest	30,046	133,622	11,993	123,947

Net loss attributable to Umatrin Holding Limited common Stockholders	$(140,638)	$(848,110)	$(128,968)	$(834,548)

Net loss per Common Share - Basic and Diluted	$(0.00)	$(0.01)	$(0.00)	$(0.01)

Weighted Average Number of Shares Outstanding - Basic and Diluted	158,319,000	158,319,000	158,319,000	158,319,000

Net loss attributable to non-controlling interest

See accompanying notes to financial statements

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UMATRIN HOLDING LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended
	September 30,	September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(140,962)	$(958,495)
Adjustment to reconcile net loss from operations:
Depreciation expense	41,982	44,443
Imputed Interest expenses	24,252	868
Interest expense-beneficial conversion feature	-	917
Stock options issued for compensation	-	283,126
Changes in Operating Assets and Liabilities
Trade receivables	-	93,382
Inventory	72,302	(92,255)
Prepaid tax	(56,110)	(31,029)
Other receivables and deposits	(1,961)	(1,101,184)
Accounts payable and accrued expenses	(36,703)	9,730
Income tax payable	(1,441)	(1,869,971)
Other payables	(46,303)	(244,626)
Net cash used in operating activities	(144,943)	(3,865,094)

Cash flows from investing activities
Purchase of property and equipment	(18,646)	(225,209)
Advance made to related parties	(84,813)	-
Repayment from advance made to related parties	-	250,556
Net cash provided by (used in) investing activities	(103,459)	25,347

Cash flows from financing activities
Proceeds from issuance of common stock	-	305,591
Capital Contribution	-	-
Proceeds/(Repayment) to related party, net	133,812	936,407
Proceeds/(Repayments) from term loan, net	(21,860)	605,615
Net cash provided by financing activities	111,952	1,847,613

Effect of exchange rate changes	183	64,932

Net increase (decrease) in cash and cash equivalents	(136,268)	(1,927,202)
Cash and cash equivalents at beginning of period	174,113	2,140,669
Cash and cash equivalents at end of period	$37,846	$213,467

Supplemental disclosures of cash flow information
Interest paid	$-	$-
Income taxes paid	$91,467	$172,869

See accompanying notes to financial statements

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UMATRIN HOLDINGS LTD.

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(UNAUDITED)

1. ORGANIZATION

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (the “Company”) was incorporated in the state of Delaware on February 2, 2005. The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN. BHD. ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of the Company.

UMatrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN. BHD., was incorporated in Malaysia on July 22, 1993. The principal activities of Umatrin is direct selling and trading on beauty and personal care products, and investment holding.

The Company entered into a share exchange agreement with Umatrin whereas the acquisition was accounted under US GAAP as a business combination under common control with the Company being the acquirer as both entities were owned by the same controlling shareholders. Prior to the business combination, Dato' Sri Eu Hin Chai, through Umatrin Group Ltd., held 76% of the outstanding shares of common stock of the Company. Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong beneficially owned 61.25% and 38.75% of Umatrin immediately prior to the closing. Accordingly, historical cost will be the basis for transfer of assets and liabilities in the business combination in accordance with ASC 805-50-30-5.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form 10-K for fiscal year 2015. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

In accordance with ASC 805-50-45-5, for transactions between entities under common control, financial statements and financial information presented for prior periods also should be retroactively adjusted to furnish comparative information. The comparative financial statement as of December 31, 2015 and for the six months ended June 30, 2015 are accordingly adjusted as though share exchange agreement between the Company and Umatrin occurred at the beginning of prior periods.

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Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair value of financial instruments

The Company’s balance sheet includes financial instruments, including cash, accounts payable, accrued expenses, amounts due to related party and convertible notes payable to a related party. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015. The respective carrying value of certain amounts on the balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) ASC 220 Reporting Comprehensive Income, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments.

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Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Commitments and contingencies

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any.

Depreciation is calculated under the straight-line method to write off the cost of the assets over their estimated useful lives.

Computer and software	5 years
Furniture and fittings	10 years
Office equipment	10 years
Renovation and improvements	10 years
Building	95 years

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from de-recognition of asset is recognized in profit or loss.

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Impairment of assets

The carrying amounts of assets on the balance sheet are reviewed for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts.

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An impairment loss is charged to the statement of operation immediately unless the asset is carried at its revalued amount. Any impairment loss of a revalued asset is treated as a revaluation decrease to the extent of a previously recognized revaluation surplus for the same asset.

In respect of assets other than goodwill, and when there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in the statement of operation immediately, unless the asset is carried at its revalued amount. A reversal of an impairment loss on a revalued asset is credited directly to the revaluation surplus. However, to the extent that an impairment loss on the same revalued asset was previously recognized as an expense in the statement of operation, a reversal of that impairment loss is recognized as income in the statement of operation.

Functional and presentation currency

The functional currency of Umatrin is the currency of the primary economic environment in which the Company operates which is Malaysia Ringgit (“MYR”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rate used for the translation as follows:

	Period End	Average
US$ to MYR	Rate	Rate
September 30, 2016	4.1162	4.0795
December 31, 2015	4.2942	3.8976
September 30, 2015	4.4564	3.7704

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

The cash and cash equivalents for the year ended September 30, 2016 and December 31, 2015 were $37,846 and $174,113 respectively.

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Trade Receivables

Trade receivables are carried at anticipated realizable value. Bad debts are written off in the period in which they are identified. An estimate is made for doubtful debts based on a review of all outstanding amounts at the balance sheet date.

Bad debt expense were $nil and $nil for the nine months ended September 30, 2016 and 2015, respectively.

Inventories

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis. Only defects products could be return to our suppliers.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to Malaysia law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

The revenue recognitions for both retail and dealers are the same, as each recognized when the Company sells it to these parties. There is no policy for dealer to return any unsold products unless it was a defective product.

Commission

The Company expenses commission costs as incurred and includes it in selling expenses. The Company expenses commission costs as incurred and includes it in selling expenses. The Company grants commission to dealers and promoters to promote and sell the products. Amount of commission is based upon agreed value between the Company and the dealers and promoters as there is no fix basis for such amount.

Advertising

The Company expenses advertising costs as incurred and includes it in selling expenses.

Income taxes and valuation allowance

The Company follows ASC 740, Income Taxes. The Company records deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. The Company recognizes the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. The Company record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

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A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Segment Information

The Company adopted ASC-280, Disclosures about Segments of an Enterprise and Related Information, which requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (marketing and sales) and in one geographical segment Malaysia, as all of the Company’s current operations are carried in Malaysia.

Recent Accounting Pronouncements

In August 2015, FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”. The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In November 2015 the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes”, which changes how deferred taxes are classified on the Company’s balance sheets and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes ASC 840, Leases.  This ASU is based on the principle that entities should recognize assets and liabilities arising from leases.  The ASU does not significantly change the lessees’ recognition, measurement and presentation of expenses and cash flows from the previous accounting standard.  Leases are classified as finance or operating.  The ASU’s primary change is the requirement for entities to recognize a lease liability for payments and a right of use asset representing the right to use the leased asset during the term on operating lease arrangements.  Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less.  Lessors’ accounting under the ASC is largely unchanged from the previous accounting standard.  In addition, the ASU expands the disclosure requirements of lease arrangements.  Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients.  The effective date will be the first quarter of fiscal year 2020 with early adoption permitted.  Management continues to assess the overall impact the adoption of ASU 2016-02 will have on the Company’s financial statements.

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In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”. The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which is intended to reduce diversity in practice in how certain cash receipts and payments are presented and classified in the statement of cash flows. The standard provides guidance in a number of situations including, among others, settlement of zero-coupon bonds, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and distributions received from equity method investees. The ASU also provides guidance for classifying cash receipts and payments that have aspects of more than one class of cash flows. For the Company, this ASU is effective January 1, 2018, with early adoption permitted. The standard requires application using a retrospective transition method. The Company is currently assessing this ASU’s impact on its results of operations and financial condition.

3. GOING CONCERN

As reflected in the accompanying financial statements, the Company had accumulated deficit of $2,336,743 as of September 30, 2016 which include a net loss of $140,962 for the nine months ended September 30, 2016.

Uncertainty arise as the market being in operation faces economic slowdown which might cast a slight doubt on the Company ability to generate profit in the next 12 months. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through the business. However, there can be no assurances the Company will be successful in its efforts to secure additional equity financing and obtaining sufficient revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4. OTHER RECEIVABLES AND DEPOSITS

	September 30,	December 31,
	2016	2015
Other receivables	$9,839	$9,431
Deposits	37,495	35,942
Total	$47,334	$45,373

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5. PROPERTY & EQUIPMENT

Property & equipment consist of the following:

	September 30,	December 31,
	2016	2015
Computer and software	$21,461	$20,571
Furniture and fittings	29,636	28,408
Office equipment	43,126	41,014
Renovations and improvements	329,119	298,093
Building	1,127,784	1,081,054
Total	1,551,126	1,469,140
Less: accumulated depreciation	(89,741)	(46,138)
Net	$1,461,385	$1,423,002

The depreciation expense charged to general and administrative expenses were $41,982 and $44,443 for the nine months ended September 30, 2016 and 2015, respectively.

6. RELATED PARTIES TRANSACTIONS

Due from related parties consists of the following:

	September 30,	December 31,
	2016	2015	Purpose
Global Bizrewards Sdn. Bhd.	$88,430	$34,465	Advance
Multimedia Biz Solution Sdn. Bhd.	48,588	46,574	Advance
Fine Portal Sdn. Bhd.	15,305	-	Advance
Sportlight Academy Sdn. Bhd.	13,009	-	Advance
Hipland Realty Sdn. Bhd.	146	-	Advance
M1Elite Sdn. Bhd.	374	-	Advance
Total Due from	165,852	81,039

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Due to related parties consists of the following:

	September 30,	December 31,
	2016	2015	Purpose
Dato Sri Warren Eu Hin Chai	$598,752	$464,827	Advance
Michael A. Zahorik	30,307	30,307	Advance
SKH Media Sdn. Bhd.	65,448	15,939	Advance
Creative Iconic Sdn. Bhd.	117,973	167,595	Inventory Purchase
Total Due to	812,480	678,668

The related parties’ relationship to the Company as follows:

Name	Relationship

Michael A. Zahorik	Former director
Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
Fine Portal Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
Sportlight Academy Sdn. Bhd.	Related by key employee; Lim Chee Pin
Hipland Realty Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
M1Elite Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Dato Sri Warren Eu Hin Chai	Director & Shareholder of the Company
Creative Iconic Sdn. Bhd.	Related by key employee; Patricia Low

The amounts due from or due to related parties’ were unsecured, non-interest bearing, and due on demand.

The Company purchased its inventory from its supplier JS Health & Beauty Sdn. Bhd. and Creative Iconic Sdn. Bhd. The amounts of inventory purchased were $277,731 and $260,685 for the nine months ended September 30, 2016 and 2015, respectively.

The Company leased an office space from SKH Media Sdn. Bhd. The rent expenses were $22,061 and $23,870 for the nine months ended September 30, 2016 and 2015, respectively.

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7. STOCKHOLDERS’ EQUITY

On February 20, 2015, the majority shareholders voted on and approved an increase of the number of authorized common shares from 100,000,000 to 500,000,000 and a decrease in par value from $0.001 to $0.00001. The majority shareholders also voted on and approved a designation of 10,000,000 preferred shares with no series and a par value of $0.00001. The financial statements presented have been retroactively restated to present the change in authorized and par value.

Equity –Common Stock

There were 158,319,000 shares of common stock issued and outstanding as of September 30, 2016.

Equity – Additional Paid-In Capital

The Company had recognized imputed interest expense on advances, in the amounts of $24,252 and $868 for the nine months ended September 30, 2016 and 2015, respectively. These amounts were recognized as interest expense and a corresponding contribution to capital.

8. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Operating Lease Commitments

The Company entered into a property lease agreement for office space which started on December 1, 2014 and expired on October 31, 2015 for monthly payment of MYR10,000 (approximately $2,386). The lease was not renewed and the Company continues to rent the property on a month to month basis.

The rent expenses were $22,061 and $23,870 for the nine months ended September 30, 2016 and 2015, respectively.

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in Malaysia, which are federally insured with deposit protection up to MYR250,000 (approximately $62,047). Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

The Company depends on few supplier for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect the Company’s ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

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9. TERM LOAN

On December 23, 2014, MYR2,300,000 (approximately $657,507) term loan was granted to the Company for the purchase of a four-story office with a repayment period of 240 months.

The term loan was secured by the title deed for the said property and guaranteed by directors of the Company. The term loan is subject to an interest charges at 2.10% per annum below the Bank’s Base Lending Rate (“BLR”) with daily rests. The BLR is currently at 6.85% for September 30, 2016.

On July 27, 2015, the Company made a drawdown of MYR2,300,000 (approx. $609,554) on the term loan. The repayment started effectively on September 1, 2015 with a fixed installment of MYR14,863.14 (approx. $3,547) for 240 installments.

Interest expenses were $26,268 and $nil for the nine months ended September 30, 2016 and 2015, respectively.

10. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation, no events have occurred which require adjustment or disclosure.

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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The information set forth in this Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in our revenue and profitability, (ii) prospective business opportunities and (iii) our strategy for financing our business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes", "anticipates", "intends" or "expects". These forward-looking statements relate to our plans, liquidity, ability to complete financing and purchase capital expenditures, growth of our business including entering into future agreements with companies, and plans to successfully develop and obtain approval to market our product. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this Quarterly Report should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements.

Our revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of our company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, and changing government regulations domestically and internationally affecting our products and businesses.

You should read the following discussion and analysis in conjunction with the Financial Statements and Notes attached hereto, and the other financial data appearing elsewhere in this Quarterly Report.

US Dollars are denoted herein by "USD", "$" and "dollars".

Overview

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (the "Company) was incorporated in the state of Delaware on February 2, 2005. The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN BHD ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of UMHL. The UMHL operation office remained in Malaysia and the business market will remain focus in Asia.

UMatrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN. BHD. was incorporated in Malaysia on July 22, 1993 ("Umatrin"). Since its incorporation until September 2014, Umatrin remained dormant. On April 26, 2013, Umatrin was awarded with a direct selling license number AJL932015 by the Ministry of Domestic Trade and Consumer Affairs Malaysia. However, since April 26, 2013 and until September 2014, Umatrin maintained no operation.

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On July 3, 2014 and August 12, 2014, Umatrin appointed both Dato' Liew Kok Hong ("Dato' Liew") and Dato' Sri as its directors. Together, Dato' Liew and Dato' Sri with Dato' Ho Phooi Keow ("Dato' Ho"), the co-founder of Umatrin, decided to start the business and expand it throughout the Asia as a leading Online to Offline (O2O) company that provides technology, products and services to enable consumers, merchants, and other participants to conduct E-commerce on its I-Cloud ecosystem.

Dato' Liew was awarded by the Royal of Pahang, Malaysia, as the "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato". He has more than 20 years' experience in strategic management and business leadership in E-commerce industries. Dato' Liew executes end-to-end strategies to advance Umatrin's position in high-growth markets, pursue new customers, capitalize on strategic alliances and strengthen brand recognition. He also leads and ensures that Umatrin delivers its full capabilities to its regional and local markets. Dato' Liew is a veteran sales leader with nearly 20 years' experience in regional and global sales industry. He delivers consulting services, system integration and next-generation technology solutions. Dato' Liew had served in various senior executive sales roles and is recognized for his successfully transforming and improving sales of performance, by establishing disciplined, sustainable sales processes which drives revenue growth.

Dato' Ho has more than 20 years' experience in real estate and property development and E-commerce industries. With his profound knowledge of the real estate and property development market, his sharp observation and quick command of business opportunities, and his ability of planning and negotiation, Dato' Ho is regarded as one of the best real estate and property development experts in Malaysia.

On March 23, 2015, due to Dato' Ho's age, he decided to resign as the director of Umatrin and pass the future of Umatrin to both Dato' Sri and Dato' Liew. In any event, he maintains his shares in the company.

On February 24, 2016, the Board of Directors of Umatrin Holding Limited (the "Company") approved and ratified to change the Company's fiscal year end from January 31 to December 31, effective immediately as of the date of the board approval.

Results of Operations

Comparison for the Three Months Ended September 30, 2016 and 2015

	For the Period Ended
	September 30,	September 30,
	2016	2015
Sales	$303,173	$708,052
Cost of sales	111,280	263,708
Gross profit	191,893	444,344
Selling, general & administrative expenses	343,244	1,442,202
Interest expense	(19,195)	-
Provision of income taxes	(139)	16,126
Net income (loss)	$(170,685)	$(981,732)

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Sales

For the three months ended September 30, 2016, the Company generated $303,173 in revenues, which was a decrease of 57% compared to the three months ended September 30, 2015 as the operating sector is currently facing economic slowdown which adversely affect the purchasing power of the consumer.

Gross profit and gross margin

The Company was able to generate a gross profit margin of $191,893 for the three months ended September 30, 2016, which was a decrease of 57% as compared to the three months ended September 30, 2015 as the operating sector is currently facing economic slowdown which adversely affect the purchasing power of the consumer.

Selling, general and administrative costs

Major operating costs include salaries and wages, sales commission and advertising and promotional costs for the three months ended September 30, 2016 and 2015. Selling, general and administrative costs decreased from $1,442,202 for the three months ended September 30, 2015 to $343,244 for the three months ended September 30, 2016.

Net income

For the three months ended September 30, 2016, the Company had $170,685 in net loss as compared to $981,732 for the three months ended September 30, 2015. The Company will continue to implement new marketing strategies to improve its financial position.

Comparison for the Nine Months Ended September 30, 2016 and 2015

	For the Period Ended
	September 30,	September 30,
	2016	2015
Sales	$1,375,641	$2,560,546
Cost of sales	277,731	524,393)
Gross profit	1,097,910	2,036,153
Selling, general & administrative expenses	1,156,437	2,992,863
Interest expense	(48,519)	(1,785)
Provision of income taxes	(33,916)	-
Net income (loss)	$(140,962)	$(958,495)

Sales

For the nine months ended September 30, 2016, the Company generated $1,375,641 in revenues, which sees a dropped of 46% compared to revenue of $2,560,546 for the nine months ended September 30, 2015 as the operating sector is currently facing economic slowdown which adversely affect the purchasing power of the consumer.

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Gross profit and gross margin

The Company was able to generate a gross profit margin of $1,097,910 for the nine months ended September 30, 2016, which was a decrease of 46% as compared to the nine months ended September 30, 2015 as the operating sector is currently facing economic slowdown which adversely affect the purchasing power of the consumer.

Selling, general and administrative costs

Major operating costs include salaries and wages, sales commission and advertising and promotional costs for the nine months ended September 30, 2016 and 2015. Selling, general and administrative costs decreased from $2,992,863 for the nine months ended September 30, 2015 to $1,156,437 for the nine months ended September 30, 2016.

Net income

For the nine months ended September 30, 2016, the Company had a $140,962 net loss as compared to a loss of $958,495 for the nine months ended September 30, 2016 based on the decrease in revenue. The Company will continue to implement new marketing strategies to improve its financial position.

Liquidity and Capital Resources

We had cash and cash equivalent of $37,846 and $174,113 as of September 30, 2016 and December 31, 2015, respectively.

Our operations have been funded through an equity financing and a series of debt transactions, primarily with shareholders, directors, and officers of our company and affiliated entities. These related party debt transactions such as sales purchases of inventory and advances have operated as informal lines of credit since the inception of our company, and related parties have extended credit as needed which our company has repaid at its convenience. We anticipate that we will incur operating losses in the foreseeable future and we believe we will need additional cash to support our daily operations while we are attempting to execute our business plan and produce revenues. If our related parties are unable or unwilling to provide additional capital, we would likely require financing from third parties. There can be no assurance that any additional financing will be available to us, on terms we believe to be favorable or at all. The inability to obtain additional capital would have a material adverse effect on our operations and financial condition and could force us to curtail or discontinue operations entirely and/or file for protection under bankruptcy laws.

Operating Activities

For the nine months ended September 30, 2016 we used $144,943 in operating activities as compared to using $3,865,094 in operating activities during the nine months ended September 30, 2015. The movement in net cash received and used in operating activities resulted from movement in other receivables and prepayments, related parties balances, other payables and accrued expenses.

Investing Activities

During the nine months ended September 30, 2016 we used $103,459 in investing activities as compared to receiving $25,347 in investing activities during the nine months ended September 30, 2015. The net cash used in investing activity resulted from fixed assets purchased as the Company expanded its operation and net cash paid resulted from payment made to related parties.

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Financing Activities

During the period ended September 30, 2016, we generated $111,952 net cash from repayment of term loan of $21,860 and proceeds from related parties of $133,812.

During the period ended September 30, 2015, we generated $1,847,613 net cash for proceeds from related parties of $936,407, term loan of $605,615, and capital contribution of $305,591.

Loan Commitment

On December 23, 2014, MYR 2,300,000 (approximately $657,507) term loan was granted to Umatrin for the purchase of four Story Shop Offices located at No.32, 32-1, 32-2, 32-3, Jalan Radin Bagus 3, Bandar Baru Seri Petaling, 57000, Kuala Lumpur with a repayment period of 240 months. This term loan was secured by (i) title deed for the said property, and (ii) way of guarantee by directors of the Company. This term loan is subject to an interest charges at 2.10% per annum below the Bank's Base Lending Rate ("BLR") with daily rests. The BLR is currently at 6.85% for both September 30, 2016 and September 30, 2015.

On July 27, 2015, the drawdown of MYR2,300,000 (approximately $609,554) was made and repayment effectively starts on December 1, 2015 with a fixed installment of MYR14,863.14 (approximately $4,249) for 240 installments.

Other than the above funding, the Company does not have any other external source of funding.

We have no known demands or commitments and we are not aware of any events or uncertainties as of September 30, 2016 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

We had no material commitments for capital expenditure for the period ended September 30, 2016 and 2015 except mentioned above.

Going Concern

Our financial statements have been prepared on a going concern basis. As reflected in the accompanying financial statements, the Company had accumulated deficit of $2,336,743 as of September 30, 2016 which include a net loss of $140,962 for the nine months ended September 30, 2016. We expect to finance our operations primarily through our existing cash, our operations and any future financing. However, there exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, or on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted. Therefore, our auditor has substantial doubt as to our ability to continue as a going concern. Our ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market's reception of the Company and the offering terms. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with the generally accepted accounting principles in the United States (GAAP), which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experiences, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. Due to the need to make estimates about effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our financial statements.

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While we believe that the historical experiences, current trends and other factors considered support the preparation of our condensed financial statements in conformity with GAAP, the actual results could differ from our estimates and such difference could be material.

Basis of presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's most recent Annual Financial Statements filed with the SEC on Form 10-K for the fiscal year ended 2015. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

In accordance with ASC 805-50-45-5, for transactions between entities under common control, financial statements and financial information presented for prior periods also should be retroactively adjusted to furnish comparative information. The comparative financial statement as of December 31, 2015 and for the nine months ended September 30, 2016 are accordingly adjusted as though share exchange agreement between the Company and Umatrin occurred at the beginning of prior periods.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair value of financial instruments

The Company's balance sheet includes financial instruments, including cash, accounts payable, accrued expenses, amounts due to related party and convertible notes payable to a related party. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

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Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015. The respective carrying value of certain amounts on the balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to Malaysia law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

The revenue recognitions for both retail and dealers are the same, as each recognized when the Company sells it to these parties. There is no policy for dealer to return any unsold products unless it was a defective product.

Recent Accounting Pronouncements

In August 2015, FASB issued ASU 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date". The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In November 2015 the FASB issued ASU 2015-17, "Balance Sheet Classification of Deferred Taxes", which changes how deferred taxes are classified on the Company's balance sheets and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes ASC 840, Leases. This ASU is based on the principle that entities should recognize assets and liabilities arising from leases. The ASU does not significantly change the lessees' recognition, measurement and presentation of expenses and cash flows from the previous accounting standard. Leases are classified as finance or operating. The ASU's primary change is the requirement for entities to recognize a lease liability for payments and a right of use asset representing the right to use the leased asset during the term on operating lease arrangements. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors' accounting under the ASC is largely unchanged from the previous accounting standard. In addition, the ASU expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients. The effective date will be the first quarter of fiscal year 2020 with early adoption permitted. Management continues to assess the overall impact the adoption of ASU 2016-02 will have on the Company's financial statements.

In March 2016, the FASB issued ASU 2016-08, "Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)". The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)". Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

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In March 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting". The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

Off Balance Sheet Arrangements

As of September 30, 2016, we do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Item 3. Quantitative And Qualitative Disclosures About Market Risk.

Not required because we are a smaller reporting company.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in this report, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were lack of a functioning audit committee due to a lack of a majority of independent members; lack of a majority of outside directors on board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; inadequate segregation of duties consistent with control objectives and affecting the functions of authorization, recordkeeping, custody of assets, and reconciliation; and, management dominated by a single individual/small group without adequate compensating controls.

Management believes that the material weaknesses did not have an effect on our financial results. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Changes in internal controls over financial reporting

There was no change in our internal controls over financial reporting that occurred during the period covered by this report, which has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

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PART II – OTHER INFORMATION

Item 1. Legal Proceedings.

There are no other actions, suits, proceedings, inquiries or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Item 1A. Risk Factors.

Not applicable because we are a smaller reporting company.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

There were no unregistered sales of the Company's equity securities during the three months ended September 30, 2016, that were not otherwise disclosed in a Current Report on Form 8-K.

Item 3. Defaults Upon Senior Securities.

There were no defaults upon senior securities during the quarter ended September 30, 2016.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

There is no other information required to be disclosed under this item which was not previously disclosed.

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Item 6. Exhibits.

Exhibits #	Title
31.1	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1+	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2+	Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
_____________

+	In accordance with the SEC Release 33-8238, deemed being furnished and not filed.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMATRIN HOLDING LIMITED

Date: November 15, 2016	By:	/s/ Dato' Liew Kok Hong
Dato' Liew Kok Hong
President, Chief Executive Officer, and Chief Financial Officer (Duly Authorized Officer, Principal Executive Officer and Principal Financial Officer)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017 (January 2, 2017)

UMATRIN HOLDING LIMITED
(Exact name of Company as specified in its charter)

Delaware	333-211289	87-0814235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

315 Madison Avenue, 3rd Floor, PMB #3050

New York, NY
(Address of principal executive offices)

10017

(Zip Code)

(866)-874-4888
Company’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 2, 2017, Dato’ Liew Kok Hong resigned from his positions as President, Chairman of the Board, Director, CEO, and CFO for personal reasons. The Board of Directors of the Company accepted his resignation on the same date.

On January 2, 2017, the Board of Directors of the Company appointed Dato’ Warren Eu Hin Chai as President, Chairman of the Board, Director, CEO, and CFO. On the same date, the Board of Directors of the Company appointed Dato’ Dr. William Lee as Vice President and Director.

Dato' Sri Warren Eu Hin Chai, President, Chairman of the Board, Director, CEO, and CFO

During the past five years and to date, Dato’ Sri Warren Eu is the director for SKH Media, Global Bizrewards, Hipland Realty and U Matrin Worldwide, as well as Vice President and Director of Umatrin Holding Limited. He has led SKH Media into a company specialized in marketing communications. He had used his insights, experience, expertise, creativity, environment knowledge and business sense to helped SKH Media’s clients to compete successfully in marketing strategy, advertising every form of marketing communication and in monitoring progress to increase their profits in a sustainable way. He has introduced loyalty programme marketing via Global Bizrewards to boost the participated merchant brand and at the same time benefited the consumers.  He has also ventured himself into property and hotel industry via Hipland Realty. In view of his extensive knowledge in various industries, he is the best candidate to be appointed as the President, Chairman of the Board, Director, CEO, and CFO to lead the Company to success.

Dato’ Dr. William Lee, Vice President and Director

During the past five years, Dato’ Dr. William Lee has been the President of Malaysia Elite Disaster Rescue Foundation, Director of Lagenda Education Group and Marketing Director of Oasis College. Dato’ Dr. William Lee holds a Philosophy of Doctorate (PhD) in Business Management from the Golden State University in the United States of America (USA). Dato’ Dr. William Lee had successfully contributed a total value of more than RMB 3 Billion in Fujian and Guangxi Education Development. Under his leadership, UMHL has concluded its distinctive investment concepts and management system based on the deep understanding of economies and enterprises. Through forward-looking layout, flexible investment strategies and sustained value-added services, UMHL, under his leadership is now concentrating its strategic investments into three major areas of property development, agriculture & tourism, education.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
17.1	Correspondence of Dato’ Liew Kok Hong’s Resignation from All Positions Held

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMATRIN HOLDING LIMITED

Date: January 12, 2017	By:	/s/ Sri Warren Eu Hin Chai
Sri Warren Eu Hin Chai
Chief Executive Officer

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017 (February 27, 2017)

Umatrin Holding Ltd.
(Exact name of Company as specified in its charter)

Delaware	333-211289	87-0814235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Madison Avenue, 3rd Floor, PMB #3050

New York, NY

(Address of principal executive offices)

10017

(Zip Code)

(866)-874-4888
Company’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Company's Certifying Accountant.

(1)	Previous Independent Registered Public Accounting Firm

	(i)	On February 27, 2017, Umatrin Holding Ltd (the “Company”) dismissed Yichien Yeh CPA, P.C. (“Yeh CPA”) as the Company’s independent registered public accounting firm.

	(ii)	The decision to change the independent registered public accounting firm was approved by the Board of Directors of the Company.

(iv)

During the Company’s most recent fiscal year ended December 31, 2015 and through February 27, 2017, the date of dismissal, (a) there were no disagreements with Yeh CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Yeh CPA, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(v)

On March 9, 2017, the Company provided Yeh CPA with a copy of this Current Report and has requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(2)	New Independent Registered Public Accounting Firm

On February 28, 2017, the Board of Directors of the Company appointed WWC, P.C. (“WWC”) as its new independent registered public accounting firm to audit and review the Company’s financial statements. During the two most recent fiscal years ended December 31, 2015 and December 31, 2014 and any subsequent interim periods through the date hereof prior to the engagement of WWC, neither the Company, nor someone on its behalf, has consulted WWC regarding:

(i)

either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

	(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Yichien Yeh CPA, P.C. addressed to the U.S. Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMATRIN HOLDING LTD.

Date: March 14, 2017	By:	/s/ Sri Warren Eu Hin Chai
Sri Warren Eu Hin Chai
Chief Executive Officer

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